SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549

                           FORM 8-K
                           --------

        Current Report Pursuant to Section 13 or 15(d) of
                   The Securities Act of 1934



        Date of Report (Date of earliest event reported)

                        April 21, 1997
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                       Geo Petroleum, Inc.
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     (Exact name of registrant as specified in its charter)


   California            0-20915           33-0328958
   -----------------     -------------     -------------------
   (State or other       (Commission       (I.R.S. Employer
   jurisdiction          File Number)      Identification No.)
   of incorporation)


    25660 Crenshaw Blvd., Suite 201   Torrance, CA     90505
   -----------------------------------------------------------
    (Address of principal executive offices)        (Zip Code)


       Registrant's telephone number, including area code
                          310-539-8191
                          -------------



 --------------------------------------------------------------
 (Former name or former address, if changed since last report.)

                       Geo Petroleum, Inc.


Item 5 Other Events

Geo Petroleum, Inc. (the "Company") increased its proven reserves of oil to 33 million barrels by year-end 1996, representing a 2.6 million barrel (8.5%) increase during the year, according to an independent engineering evaluation. Proven gas reserves increased 5% by 300 MMcf to 5,800,000 Mcf during the same period.

During 1996, calculated future net revenues increased 70% to $341 million, representing a gain of $140 million. The present value of the proven reserves, discounted at 10% per annum is $165 million, an 86% increase ($76 million) over the value calculated at year-end 1995.

Geo's President, Gerald T. Raydon, stated that the increases were due in large part to higher prices the Company is now receiving for its oil and gas production. Oil prices were $23.74 per barrel at year-end 1996, compared to $17.29 at year-end 1995. Gas prices during the same period increased from $1.84 to $4.50 per Mcf. Well recompletions in the East Los Angeles and Bandini Fields also contributed to the increases.

Proven reserves at year end 1996 amounted to 34 million barrels of oil and equivalents (BOE), or 4.4 BOE per share of common stock outstanding (7,603,324) at that date. The present value of these reserves amounted to about $21.65 per share at year-end 1996.

The Company is using the proceeds of $3.9 million in equity capital raised in December 1996, to carry out its program of recompleting, reworking, and repairing wells in order to increase production. This program will continue throughout 1997.

The proceeds are also being used to expand the Company's oil field waste disposal business, utilizing a very high capacity injection well. The Company has recently obtained regulatory approval to dispose of "tank bottoms," which are a type of sludge produced in oil operations. Due to a shortage of comparable disposal wells in California, the Company has been able to obtain a significant number of utility, major oil company, and independent oil company customers. The Company expects that the business will continue to expand and contribute substantially to profits.

Safe Harbor for Forward-Looking Statements: Except for historical information contained herein, the statements in this news release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities
Litigation Reform Act of 1995.

Forward-looking statements involve known and unknown risks and uncertainties which may cause the Company's actual results in the future periods to differ materially from forecasted results. Theses risks and uncertainties include, among things, volatility of oil prices, product demand, market competition, risk inherent in the Company's international operations, imprecision of reserve estimates and the Company's ability to replace and expand oil and gas reserves. These and other risks are described in the Company's Annual Report on Form 10KSB and other filings with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Geo Petroleum, Inc.
-------------------
Registrant
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GERALD T. RAYDON
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GERALD T. RAYDON
(PRESIDENT)